EXHIBIT 10.31

PRIVATEBANCORP, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (“Agreement”) is entered into as of the date set forth on the signature page hereof by and between PrivateBancorp, Inc., a Delaware corporation (the “Company”), and the undersigned Grantee (“Grantee”). Except as otherwise indicated or defined herein, all words with initial capitals shall have the same meaning as ascribed to them in the PrivateBancorp, Inc. Incentive Compensation Plan (the “Plan”). Grantee acknowledges receipt of a copy of the Plan.

WHEREAS, the Company desires to grant to Grantee a certain number of shares of Common Stock, subject to the restrictions, and on the terms and conditions, set forth in the Plan and this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Award.

(a) Upon the execution and delivery of this Agreement and the related Restricted Stock Award Certificate of even date herewith attached hereto (the “Restricted Stock Award Certificate”), and subject to the terms and conditions of the Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof), the Company hereby grants to Grantee the aggregate number of shares of Common Stock of the Company set forth on the Restricted Stock Award Certificate, subject to the restrictions and on the terms and conditions set forth herein and in the Plan (the “Award”) and subject to any adjustment as provided in the Plan. As soon as practicable after Grantee has executed this Agreement and the documents described in Section 1(b), below, and delivered the same to the Company, the Company shall cause to be issued in Grantee’s name a stock certificate representing the total number of shares of Common Stock covered by this Award in accordance with Section 4, below.

(b) Grantee shall indicate acceptance of the terms of the Award by signing and returning a copy hereof and shall sign and return the irrevocable stock power attached hereto to facilitate the transfer of some or all of the shares covered by the Award to the Company (or its assignee or nominee) if required under the terms of this Agreement or applicable laws or regulations.

2. Restrictions. The shares of Common Stock covered by this Award shall be subject to the restrictions set forth in Section 9(a) of the Plan, which include, but are not limited to, prohibitions on the sale, transfer, assignment, pledge or encumbrance of said shares, prior to the vesting date set forth on the Restricted Stock Award Certificate (the period ending on any such vesting date(s) is hereinafter referred to as the “Restricted Period”). Sale, transfer and other disposition of the shares following termination of the Restricted Period may be limited by the absence of an established trading market for such shares and/or the provisions of applicable securities laws. The restrictions imposed hereunder shall not lapse upon expiration of the Restricted Period if the issuance of such shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation and shall only lapse upon the termination of such violation.

As a condition to the receipt of the shares of Common Stock covered by this Award, the Company may require Grantee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

3. Rights as a Shareholder. Grantee shall have the right to vote the shares of Common Stock covered by this Award and to receive dividends thereon unless and until such shares are forfeited pursuant to Section 5 hereof.

4. Custody and Delivery of Shares. Each certificate representing the shares of Common Stock covered by this Award shall be issued in the name of Grantee and shall bear appropriate legends regarding this Agreement and such other restrictions on transferability, which are substantially similar to the legend set forth as follows:

The shares represented by this certificate are deemed to be restricted stock and until [DATE] (which is the fifth anniversary of the date the Award was made) are subject to the terms and conditions, including certain restrictions on transfer, applicable to restricted stock pursuant to the PrivateBancorp, Inc. Incentive Compensation Plan, the Restricted Stock Award Agreement covering these shares and the minutes of the Board of Directors and/or the Compensation Committee meeting dated [DATE], copies of which are available from the Company.

The Company shall hold the certificate for shares of Common Stock covered by this Award until the shares represented hereby have vested pursuant to the Restricted Stock Award Certificate and Section 5 of this Agreement, and will thereupon, subject to the satisfaction of any applicable federal, state, local or other tax withholding obligations and applicable securities laws, deliver the certificate for the vested shares to Grantee, and destroy the stock power referred to in Section 1(b) relating to the vested shares, or use it to authorize the withholding of shares for payment of taxes, pursuant to Section 7, below.

5. Vesting; Effect of Termination of Employment.

(a) Except to the extent provided in paragraph (b) or (c), below, the shares of Common Stock covered by this Award shall vest in accordance with the schedule set forth in the Restricted Stock Award Certificate.

(b) In the event of termination of Grantee’s employment with the Company and its Subsidiaries prior to the end of the Restricted Period for any reason other than death, Grantee will forfeit any shares of Common Stock covered by this Award that are not yet vested, and shall have no further rights to said shares or any amounts attributable thereto. Notwithstanding anything herein or in the Plan to the contrary, the Restricted Period shall terminate and the shares of Common Stock covered by this Award shall vest in full on the date of Grantee’s death and shall be paid to Grantee’s beneficiary or beneficiaries designated pursuant to Section 8, below.

(c) If a Change in Control occurs, all restrictions imposed on the shares of Common Stock covered by this Award shall fully and immediately lapse and be of no further force and effect.

6. Adjustment Upon Changes in Capitalization. Any additional share of Common Stock or other securities or property issued with respect to the Common Stock covered by this Award, as a result of any declaration of stock dividends, through recapitalization resulting in stock splits, combinations or exchanges of shares or otherwise, shall be subject to the restrictions and terms and conditions set forth herein.

7. Payment of Taxes. Grantee or Grantee’s legal representative shall be required to pay to the Company the amount of any federal, state, local or other taxes which the Company determines it is required to withhold and pay over to governmental tax authorities with respect to shares of Common Stock covered by this Award on the date on which the Company’s tax liability arises with respect to such shares (the “Tax Date”). Grantee may satisfy such obligation by any of the following means: (a) cash payment to the Company, (b) delivery to the Company of Previously-Acquired Shares of Common Stock having an aggregate Fair Market Value determined as of the Tax Date that equals the amount required, (c) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value determined as of the Tax Date that equals the amount required, or (d) any combination of (a), (b), and (c). The value of any shares withheld may not be in excess of the amount determined by applying Grantee’s marginal tax rates.

8. Beneficiary. Grantee may name, from time to time, any beneficiary or beneficiaries to whom the shares of Common Stock covered in this Award shall be paid in case of his death before receipt of such shares. Each designation shall be on a form prescribed for such purpose by the Committee and shall be effective only as set forth therein.

9. Compliance with Certain Laws and Regulations. If the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock covered in this Award upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of shares of Common Stock hereunder, Grantee shall supply the Committee or Company, as the case may be, with such certificates, representations and information as the Committee or Company, as the case may be, may request and shall otherwise cooperate with the Company in obtaining any such listing, registration, qualification, consent or approval.

10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to Grantee at the address set forth on the records of the Company, to the Company at its offices at Ten North Dearborn Street, Suite 900, Chicago, Illinois 60602, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when received.

11. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that Grantee may not assign any of Grantee’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

15. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

16. Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

17. Miscellaneous.

(a) The Company shall pay all original issue or transfer taxes with respect to the issuance or delivery of shares of Common Stock pursuant hereto and all other fees and expenses incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

(b) This Agreement shall not be construed as an employment contract and does not give Grantee any right to continued employment by the Company or any affiliate of the Company.

(c) This Agreement and the Award is subject to (i) the terms and conditions of the Plan and (ii) all good faith determinations of the Committee and of the Company pursuant to the Plan.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the      day of                 , 20    .

PRIVATEBANCORP, INC.

By:

Name:
Title:

GRANTEE

Printed Name:

Certificate Number	Number of Shares

PRIVATEBANCORP, INC.

RESTRICTED STOCK AWARD CERTIFICATE

THIS CERTIFIES THAT                                      has been awarded              shares of Common Stock, without par value, of PRIVATEBANCORP, INC., subject to the terms and conditions of this Certificate, the related Restricted Stock Award Agreement and the PrivateBancorp, Inc. Incentive Compensation Plan.

Except as may be otherwise provided in the Restricted Stock Award Agreement or the Incentive Compensation Plan, the restrictions applicable to shares awarded hereunder shall lapse as to all or a portion of the number of shares set forth above as follows:

On and After the Following Dates:	Maximum Percentage
Fifth anniversary of [date of grant]	100%

IN WITNESS WHEREOF, PRIVATEBANCORP, INC. has caused this Restricted Stock Award Certificate to be signed by its duly authorized officer this          day of             , 20    .

By:

Its: